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                                                                    EXHIBIT 99.j

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 2, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of Strong Overseas Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
December 27, 2002